Exhibit 32.1

CERTIFICATIONS

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Sportsman’s Warehouse Holdings, Inc. (the “Registrant”) for the fiscal quarter ended May 2, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Paul Stone, President and Chief Executive Officer of the Registrant, and Jennifer Fall Jung, Chief Financial Officer and Secretary of the Registrant, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 2, 2026

/s/ Paul Stone
Paul Stone
President and Chief Executive Officer
(Principal Executive Officer)

Date: June 2, 2026

/s/ Jennifer Fall Jung
Jennifer Fall Jung
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

The foregoing certifications are being furnished pursuant to 18 U.S.C. Section 1350. They are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Registrant, regardless of any general incorporation language in such filing.